Exhibit 99.1

August 20, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Participate in Citi MLP Conference

TULSA, Okla. – Aug. 20, 2012 --ONEOK Partners, L.P. (NYSE: OKS) will participate in the Citi One-on-One Master Limited Partnership/Midstream Infrastructure Conference on Wednesday, Aug. 22, 2012, and Thursday, Aug. 23, 2012, in Las Vegas, Nev.

Terry K. Spencer, ONEOK Partners president, and Pierce H. Norton II, ONEOK Partners executive vice president and chief operating officer, will be conducting a series of one-on-one meetings with members of the investment community.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Aug. 22, 2012.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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